Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 25, 2023, of Create.IF Manage Limited relating to the audits of the financial statements for the periods ended December 31, 2022 and 2021.

/s/ Shipleys LLP

London, UK

January 26, 2024